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                                                                     Exhibit 5.1



                                February 4, 1999



Board of Directors
McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street, SW, P.O. Box 3177
Cedar Rapids, IA 52406-3177

Ladies and Gentlemen:

          We are acting as special counsel to McLeodUSA Incorporated, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed offering of up to 5,750,000 shares (the "Shares") of the Company's Class A common stock, par value $.01 per share (the "McLeodUSA Class A Common Stock"), to shareholders of Ovation Communications, Inc., a Delaware corporation ("Ovation"). The Shares are being offered in connection with that certain merger (the "Merger") of Ovation with and into Bravo Acquisition Corporation, a newly formed Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), as contemplated by the terms of that certain Agreement and Plan of Merger among the Company, Merger Sub, Ovation and M/C Investors L.L.C., Media/Communications Partners III Limited Partnership, Timothy T. Devine, Kenneth A. Kirley, Nicholas Lenoci, Jr., Charles M. Osborne and Scott Rediger, each a stockholder of Ovation, dated as of January 7, 1999
(the "Merger Agreement").   This opinion letter is furnished to you at your
request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on October 22, 1998 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4.   An executed copy of the Merger Agreement.
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          5.   Resolutions of the Board of Directors of the Company adopted on
               January 6, 1999, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance of the Shares and arrangements in connection therewith.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) the effectiveness of the Merger under applicable law and the issuance of the Shares pursuant to the terms of the Merger Agreement and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    /s/ HOGAN & HARTSON L.L.P.

                                    HOGAN & HARTSON L.L.P.